UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, NBT Bancorp Inc. (“NBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved Proposals 1 and 2.  Proposals 1 and 2 are detailed in NBT’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 31, 2016.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	Proposal 1—NBT’s shareholders elected ten individuals to the Board of Directors as set forth below:

Nominees	Votes For	Withheld	Broker Non- Votes
Martin A. Dietrich	29,168,486	249,734	5,946,546
Patricia T. Civil	27,740,811	1,677,409	5,946,546
Timothy E. Delaney	27,743,818	1,674,402	5,946,546
James H. Douglas	29,106,192	312,028	5,946,546
John C. Mitchell	27,736,709	1,681,511	5,946,546
Michael M. Murphy	27,628,193	1,790,027	5,946,546
Joseph A. Santangelo	29,157,401	260,819	5,946,546
Lowell A. Seifter	27,763,484	1,654,736	5,946,546
Robert A. Wadsworth	29,149,423	268,797	5,946,546
Jack H. Webb	29,047,251	370,969	5,946,546

2.
Proposal 2—NBT’s shareholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2016, as set forth below:

Votes For	Votes Against	Abstain
35,107,672	151,931	105,163

Item 7.01	Regulation FD Disclosure.

On May 5, 2016, NBT announced a quarterly cash dividend to be paid on June 15, 2016 to shareholders of record on June 1, 2016.  That press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 5, 2016	By:	/s/	F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel & Corporate Secretary